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                              DAVID WHITE, INC.                   EXHIBIT 10.11
                    1995 INCENTIVE STOCK OPTION AGREEMENT



    THIS AGREEMENT dated as of the _____ day of __________, 199___(the "Grant Date"), by and between David White, Inc., a Wisconsin corporation with its principal office in Germantown, Wisconsin (the "Company"), and __________________, (the "Optionee");

                                  WITNESSETH:

    WHEREAS, with the approval and ratification by the Company's stockholders, the Board of Directors of the Company has adopted the David White, Inc. 1995 Stock Option Plan, (the "Plan"), to permit options to purchase shares of the Company's common stock, $3 par value ("Common Stock"), to be granted to certain key employees of the Company or any present or future subsidiary corporation, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended ("Subsidiary"); and

    WHEREAS, the Optionee is a key employee of the Company or a Subsidiary and the Company desires Optionee to remain in such employ and to increase Optionee's incentive and personal interest in the welfare of the employer corporation.

    NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

    1. Subject to the terms and conditions of the Plan, the terms of which are hereby incorporated by reference, and this Agreement, the Company grants to the Optionee the option (the "Option") to purchase from the Company all or any part of an aggregate number of _____ shares of Common Stock, authorized and unissued, or at the Company's option, treasury stock ("the Optioned Shares").

    2. The price to be paid for the Optioned Shares shall be ____________________ ($_______) per share, which was not less than 100% (110%, if the Optionee owns, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company and its subsidiaries) of the fair market value of the Optioned Shares on the Grant Date. Such fair market value was the average of the closing bid and asked prices in the Over-the-Counter Market on the Grant Date as reported in The Milwaukee Journal/Sentinel.


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    3.  Subject to the terms and conditions of the Plan and this Agreement, the
Option may be exercised by the Optionee during the period beginning on the Grant Date and ending _____________________(the "Option Period") *** with respect to all or any part of:

         (a) ___ percent of the Optioned Shares (to the nearest whole share) from and after ______________________;

         (b) an additional ___ percent of the Optioned Shares (to the nearest whole share) from and after ______________________;

         (c) an additional ___ percent of the Optioned Shares (to the nearest whole share) from and after ______________________; or

         (d)  all of the Optioned Shares from and after ___________________.

    4. The Option may be exercised only by written notice, delivered or mailed by postpaid registered or certified mail addressed to the Secretary of the Company at its office in Germantown, Wisconsin, specifying the number of Optioned Shares being purchased. Such notice shall be accompanied, at the election of the Optionee, by payment of the entire purchase price of the Optioned Shares being purchased; (i) in cash or with a certified check or bank draft to the order of he Company; (ii) by tendering previously acquired shares of Common Stock, duly endorsed in blank, valued at their fair market value at the time of exercise; (iii) of any combination of (i) and (ii); or (iv) if the Optionee is employed by the Company at the time of exercise, by tendering an Employee Installment Payment Stock Purchase Agreement in the form attached hereto as Exhibit 1, executed by the Optionee; provided, however, that not more than 50 percent of the Optioned Shares purchased in any single exercise of the Option may be paid for on an installment basis. For purposes of this paragraph, fair market value shall be as determined in Paragraph 2 hereof, or if the Common Stock is no longer traded on the Over-the-Counter Market on the date of exercise, by such other reasonable method as may be prescribed by the Committee from time to time. Upon receipt of the payment of the entire purchase price of the Optioned Shares so purchased, certificates for such Optioned Shares shall be issued to the Optionee, subject to the terms of any Employee Installment Payment Stock Purchase Agreement executed by the Optionee. The Optioned Shares so purchased shall be fully paid and nonassessable except insofar as statutory liability may be imposed under Section 180.0622(2)(b) of the Wisconsin Statutes.





---------------

     ***The Option Period may not exceed five years from the Grant Date if the Optionee owns, directly or indirectly, stock possessing more than ten percent of the combined voting power of all classes of stock of the Company and its subsidiaries.


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    5.  If the Optionee ceases to be an employee of the Company or any
Subsidiary for any reason other than disability, death or retirement, then the Option shall terminate. If the Optionee ceases to be an employee of the Company or any Subsidiary by reason of disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, death or retirement, then the Option shall terminate six months after the Optionee ceases to be an employee, but in no event beyond the Option Period.

    6. The Optionee shall not be deemed for any purposes to be a stockholder of the Company with respect to any shares which may be acquired hereunder except to the extent that the Option shall have been exercised with respect thereto and a stock certificate issued therefor.

    7. The Option herein granted shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

    8. The Optionee agrees, for himself or herself and his or her personal representatives, that (i) he, she or they will not transfer such shares except upon compliance with the requirements of all applicable federal and state securities laws; (ii) the Company may as a condition to exercise require him, her or them to execute a letter representing that the Optioned Shares are taken for investment and not with a view to distribution and have not been registered under the Securities Act of 1933; and (iii) the Company may require that the certificates for Optioned Shares contain the following legend on the face thereof:

    "The shares of David White, Inc. Common Stock, $3 par value, represented by this certificate have not been registered under the Securities Act of 1933, as amended (the 'Act'). These shares have been acquired for investment and may not be sold or otherwise transferred without registration under the Act or an exemption from registration."

    9. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.





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    10. In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the Optioned Shares shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each Optioned Share the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change other than as specified above in this paragraph in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of Optioned Shares, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of this Agreement. The option price specified in Paragraph 2 hereof for each Optioned Share prior to such substitution or adjustment shall be adjusted by dividing such option price by the number of shares or the fraction of a share substituted for such share or to which such share shall have been adjusted. No adjustment or substitution provided for in this paragraph shall apply to any share in respect of which the Option has been exercised prior to the effective date of such substitution or adjustment or shall require the Company to sell a fractional share.

    11. At any time and from time to time the Committee may direct execution of an instrument providing for the modification of the Option, provided no such modification, extension or renewal shall confer on the Optionee any right or benefit which could not be conferred on Optionee by the grant of a new option under the Plan at such time or impair the Option without the consent of the Optionee.

    12. It is understood that nothing herein contained shall be deemed to confer upon the Optionee any right to continue in the employ of the Company, nor to interfere in any way with the right of the Company to terminate the employment of the Optionee at any time.

    13. As a condition of the granting of the Option, the Optionee agrees for himself or herself and his or her legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Committee in its sole discretion, and any interpretation by the





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Committee of the terms of this Agreement shall be final, binding and conclusive.

         14. (a) Notwithstanding any other provision of this Agreement, including particularly Paragraph 3 hereof, upon the occurrence of a Change in Control (as hereinafter defined) this Option shall become immediately exercisable in full for the remainder of the Option Period and the Optionee shall have the right to require the Company to purchase this Option (by giving notice to such effect to the Company) for cash for a period of thirty days following a Change in Control at the aggregate Acceleration Price (as hereinafter defined) for all Optioned Shares, provided that, if the Optionee is an officer or director of the Company, he or she shall have the right to require such purchase of Options only if at least six months has elapsed from the Grant Date at the date of the Change in Control.

             (b) The "Acceleration Price" is the excess of the highest of the following over the option price specified in Paragraph 2 hereof for each Optioned Share, as such may be adjusted from time to time pursuant to Paragraph 10, on the date of a Change in Control:

                        (i) the highest reported sales price of the Common Stock during the sixty days prior to and including the date of the Change in Control, as reported on the principal securities exchange or market upon which the Common Stock is then listed or traded;

                        (ii) the highest price of the Common Stock reported in a Schedule 13D or an amendment thereto as paid on or within the sixty days preceding the date of the Change in Control;

                        (iii) the highest tender offer price paid for the Common Stock; and

                        (iv)      any cash merger or similar price.

             (c) A "Change in Control" is the occurrence of any one of the following events:

                        (i)       the first day of receipt by the Company of a
Schedule 13D, any amendment thereto or notice of a public announcement confirming that any Person (other than any employee benefit plan of the Company or of any subsidiary of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan or any Optionee) is or becomes the Beneficial Owner of securities of the Company representing at least 20% of the combined voting power of the Company's then outstanding securities unless such ownership is approved by the Continuing Directors prior to such ownership;





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                        (ii)      the first day on which two (2) or more of the
members of the Company's Board of Directors are not Continuing Directors;

                        (iii) stockholder approval of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, unless, in either case such transaction is approved by the Continuing Directors prior to submission for such stockholder approval; or

                        (iv) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, unless approved by the Continuing Directors prior to submission for such stockholder approval.

             (d)    For purposes of this Paragraph 14:

                    (1) a "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

                    (2) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                    (3) a Person shall be a "Beneficial Owner" of Common Stock (i) which such Person beneficially owns, directly or indirectly; or (ii) which such Person has the right to acquire (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants, options or otherwise.

                    (4) "Continuing Directors" means any member of the Board of Directors who was a member of the Board of Directors on the day and year first set forth herein and any successor of a Continuing Director who is recommended or elected to succeed the Continuing Director by a majority of the remaining Continuing Directors.





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         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers and its corporate seal hereunto affixed, and the Optionee has hereunto affixed his hand and seal, as of the day and year first abovewritten.



                                           DAVID WHITE, INC.


                                           By:
                                               --------------------------------
                                               Tony L.  Mihalovich, President



[CORPORATE SEAL]
                                           Attest:


                                           By:
                                                -------------------------------
                                                James L. Younk, Secretary


                                           ------------------------------------
                                           Optionee:  -------------------------





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

                                                                      EXHIBIT 1


                          EMPLOYEE INSTALLMENT PAYMENT
                            STOCK PURCHASE AGREEMENT


         THIS AGREEMENT, made and entered into as of the ____ day of
__________, 19__, by and between David White, Inc., a Wisconsin corporation with
its     principal offices at Germantown, Wisconsin (hereinafter called the
"Company"), and _________________________ (hereinafter called "Employee").

                             W I T N E S S E T H :

         WHEREAS, the Employee has this date pursuant to the exercise of his incentive stock option or a portion thereof purchased _____ shares of the common stock, $3.00 par value (hereinafter called the "Common Stock") of the Company at the option price of $_____ per share or an aggregate price of $_____; and

         WHEREAS, the Employee desires to pay the purchase price of the shares of such stock less the amount of $ _____ which the Employee has this day paid to the Company as a down payment (the net of such amounts hereinafter referred to as the "Purchase Price") in installments upon the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

         1. For all purposes of this Agreement, the term "Pledged Shares" shall mean the _____ shares of Common Stock of the Company purchased this date by the Employee from the Company as well as:

                 a. all shares of stock of the Company at any time hereafter issued as a dividend upon the Pledged Shares, and

                 b. all shares of stock or other securities of the Company or of any other corporation into which the Pledged Shares shall be changed, or for which the Pledged Shares shall be exchanged, whether through reorganization, recapitalization, stock split-ups, combination of shares, merger or consolidation.

         2. The Employee shall pay the Purchase Price including interest on the unpaid balance of the Purchase Price, from time to time, at the rate of ten percent (10%) per annum, in [forty-eight (48) monthly] [ninety-six (96) semimonthly] installments of Purchase Price and interest, each in the amount of
______________ ($         ), payable on the [fifteenth and] last day of each
calendar month, commencing ________ ________, until the Purchase Price is paid in full. All payments hereunder shall be applied first to interest accrued to the date of payment and then to the unpaid balance of the Purchase Price. The Employee agrees and hereby authorizes the Company to withhold from the Employee's pay the installments due pursuant to this Agreement; provided, however, that failure of the Company to so withhold will not release the Employee from any of his obligations under this Agreement.

         3. The Employee hereby sells, assigns and transfers the Pledged Shares to the Company as collateral security for Employee's obligations to pay the Purchase Price and accrued interest thereon (hereinafter referred to as the "Obligations"). Upon payment of the Obligations in full, the Company shall release the Pledged Shares to the Employee. The Company may, if it shall for any reason deem itself insecure, demand from Employee additional collateral satisfactory to the Company, and Employee shall comply with any such demand.

         4. Employee shall not take any action or permit any event to occur which materially impairs Employee's ability to pay any of the Obligations when due, including without limitation, the Employee becoming insolvent or being unable to pay his debts as they mature or admitting in writing his inability to pay his debts as they mature or making a general assignment for the benefit of creditors or becoming or being adjudicated a bankrupt or voluntarily filing a petition in bankruptcy, or to effect plan or other arrangement with creditors, or filing an answer to a creditor's petition or other petition filed against him (admitting the material allegations thereof) for an adjudication of bankruptcy or to effect a plan or other arrangement with creditors, or applying for or suffering the appointment of a receiver or trustee for any of his property or assets.

         5. Upon the occurrence of any one or more of the following events of default:

                 a. Employee has failed to make a payment hereunder within fifteen (15) days after such payment becomes due;

                 b. Employee fails to observe or perform any of his other covenants or duties contained in this Agreement if the failure materially impairs the condition, value or protection of the Company's right in any collateral, or materially impairs Employee's ability to pay any of the Obligations when due.

The Company shall have all the rights and remedies for default provided by the Wisconsin Uniform Commercial Code and the Wisconsin Consumer Act, if applicable, as well as any other applicable law. With respect to such rights and remedies:

                 c. Upon the occurrence of an event of default hereunder, the Obligations shall, at the option of the Company and without further notice or demand, become immediately payable unless notice to the Employee and an opportunity to cure are required by Section
         425.105 Wis. Stats. and, in that event, the Obligations shall become payable if such default is not cured as provided in that statute within 15 calendar days after mailing of such notice to the Employee.





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                 d.     Employee shall reimburse the Company for any expenses
         incurred in taking possession, holding, preparing for disposition and disposing of the Pledged Shares to the extent not prohibited by law. After deduction of such expenses, the Company shall apply the proceeds of disposition first against interest accrued and then against the principal of the Obligations. If such proceeds are insufficient to pay the Obligations in full, Employee remains liable to the Company for any deficiency.

                 e. The Company may waive any default without waiving any other subsequent or prior default by the Employee.

         6. If the Employee terminates his employment with the Company at any time without the Company's consent or approval or fails to pay the Obligations in full within fifteen (15) days after receipt of written notice from the Company of the occurrence of any event of default specified in paragraph 5 hereof, the Company shall have the right, in addition to any rights it may have under paragraph 5 above, to repurchase all or any part of the Pledged Shares upon the terms and conditions hereinafter set forth; provided, however, that the right herein granted may be exercised only by written notice of repurchase served upon the Employee after the date of Employee's termination or the notice of default mentioned above, specifying the number of shares to be repurchased (hereinafter referred to as the "Repurchased Shares"). The date of such notice of repurchase by the Company shall be deemed to be the date of repurchase of such shares.

                 a. The Company shall only have the right to repurchase such number of the Pledged Shares as may be necessary in order to permit payment in full of the Obligations.

                 b. The repurchase price of the Repurchased Shares shall be the closing bid price of such stock in the OTC market on the date of such notice as reported in The Wall Street Journal (Midwestern Edition) or if there is no such report for such date then the most recently published report of such bid price prior to such date.

                 c. The Company shall apply the repurchase price as a credit against the Obligations in the following manner:

                        (i) In the case of a termination of employment with the Company by the Employee which does not also constitute an event of default under paragraph 5 hereof, the Company shall apply the credit against the scheduled installments of the Purchase Price in the inverse order of their maturities and then against accrued interest. Any portion of the Purchase Price still unpaid shall continue to be payable in the scheduled installments, but the interest rate applicable to such unpaid Purchase Price shall be increased to twelve percent (12%) per





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         annum commencing on the date of repurchase.  The additional interest pursuant to this paragraph shall be paid monthly on each payment date in addition to the payment then due under paragraph 2 hereof.

                (ii) In the case of an event of default under paragraph 5 hereof, the Company shall apply the credit first against accrued interest and then against the unpaid balance of the Purchase Price.
         Any portion of the Purchase Price still unpaid shall continue to be due and payable and shall bear interest at the rate of twelve percent (12%) per annum from the date of repurchase until paid.

         7. This Agreement benefits the Company, its successors and assigns, and binds the Employee and Employee's heirs, personal representatives, successors and assigns. The validity, construction and enforcement of this Agreement are governed by the internal laws of Wisconsin. Unless otherwise required by law, invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers and its corporate seal hereunto affixed, and the Employee has hereto affixed his hand and seal as of the day and year first above written.


                               NOTICE TO EMPLOYEE

(a) DO NOT SIGN THIS BEFORE YOU READ THE ENTIRE AGREEMENT, EVEN IF OTHERWISE ADVISED.

(b)      DO NOT SIGN THIS IF IT CONTAINS ANY BLANK SPACES.

(c)      YOU ARE ENTITLED TO AN EXACT COPY OF ANY AGREEMENT YOU SIGN.

(d) YOU HAVE THE RIGHT AT ANY TIME TO PAY IN ADVANCE THE UNPAID BALANCE DUE UNDER THIS AGREEMENT AND YOU MAY BE ENTITLED TO A PARTIAL REFUND OF THE FINANCE CHARGE.

                                             David White, Inc.


                                             By
                                                -------------------------------

(Corporate Seal)                             Attest
                                                    ---------------------------

                                                                          (SEAL)
                                             -----------------------------
                                             Employee





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